Exhibit 4.3

                      FORM OF REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of July __, 2007, by and among Enthrust Financial Services, Inc, a Delaware corporation. (the "COMPANY"), and the undersigned persons executing this Agreement (each a "HOLDER" and collectively, the "HOLDERS").

        1.      DEFINITIONS.

                a. In addition to any other defined terms set forth herein, when used in this Agreement, the following terms shall have the following meanings:

                        (i) "COMMON STOCK" means the Company's common stock, par value $.001 per share.

                        (ii)    "EXCHANGE    AGREEMENT"   means   the   Exchange
Agreement dated July__, 2007 between the Holders and the Company.

                        (ii) "HOLDERS" means the persons and/or entities that acquired Common Stock and/or Warrants pursuant the Exchange Agreement.

                        (iv) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                        (v) "REGISTRABLE SECURITIES" means the Common Stock and the Common Stock underlying the Warrants.

                        (vi) "REGISTRATION STATEMENT" means a registration statement of the Company under the 1933 Act.

                        (vii)   "RESALE   REGISTRATION    STATEMENT"   means   a
Registration Statement covering the resale of all, or any portion of, the Registrable Securities.

                        (viii) "WARRANTS" means the Warrants issued to the Holders pursuant to the Exchange Agreement.

                b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Exchange Agreement and the Warrants.

        2.      REGISTRATION.

                a. MANDATORY REGISTRATION. The Company shall prepare, and, on or prior to [THE 90TH DAY FOLLOWING THE DATE OF THE EXCHANGE AGREEMENT] (the "FILING DATE"), file with the SEC a Resale Registration Statement, which Resale Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including

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Rule  416),  shall  state  that it also  covers  such  indeterminate  number  of additional shares of Common Stock as may become issuable upon exercise of any of the Registerable Securities to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement shall contain the "PLAN OF DISTRIBUTION" sections in substantially the form attached hereto as EXHIBIT A; PROVIDED, HOWEVER, that "Plan of Distribution" sections shall be amended as necessary to comply with then applicable securities law and regulation.

                b. PAYMENTS BY THE COMPANY. The Company shall use its reasonable best efforts to obtain effectiveness of the Resale Registration Statement as soon as practicable, but in no event later than the 180th day following the Filing Date (the "REQUIRED EFFECTIVENESS DATE"), and after obtaining such effectiveness to keep the Resale Registration Statement effective pursuant to Rule 415 until the earlier of (i) the date on which all of the Registerable Securities have been sold and (ii) the date on which all the Registerable Securities are saleable under Rule 144(k) promulgated under the 1933 Act (the "REGISTRATION PERIOD"). If the Resale Registration Statement is
(i) not filed by the Filing Date, or (ii) not continually effective throughout the Registration Period (except for an Allowed Delay (as defined below)), then, except as otherwise provided herein, the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Holders by reason of any such delay in their ability to sell the Registrable Securities (which remedy shall be exclusive of any other remedies available at law or in equity). The Company shall pay to each Holder an amount equal to two (2%) percent per month of the amount set forth next to such Holders name on EXHIBIT B to the Exchange Agreement (which amount is equal to the principal amount of the debenture issued by Rodman & Renshaw Holdings, LLC to such Holder which such Holder exchanged for shares of Common Stock pursuant to the Exchange Agreement) (the "DEBENTURE PURCHASE AMOUNT"), multiplied by the number of months (prorated for partial months) after the Filing Date and prior to the date on which a Resale Registration Statement is filed with the SEC; PROVIDED, HOWEVER, that there shall be excluded from such period any delays which are solely attributable to changes required by the Holders in the Resale Registration Statement with respect to information relating to the Holders, including, without limitation, changes to the plan of distribution, or to the failure of the Holders to conduct their review of the Registration Statement pursuant to Section 3(g) below within five (5) days of receipt thereof. In addition, the Company shall pay to each Holder an amount equal to two (2%) percent per month of the Debenture Purchase Amount multiplied by the number of months (prorated for partial months) that the Resale Registration Statement is not effective during the Registration Period (except for an Allowed Delay). Notwithstanding anything herein to the contrary, in no event shall the aggregate amount of the payments due under this Section 2(b) payable to any Investor exceed, in the aggregate, ten (10%) percent of the Debenture Purchase Amount. Any payments due pursuant to this Section 2(b) shall be paid by the Company in cash.

        c.      PIGGYBACK RIGHTS.

        (i) If, at any time during the Registration Period, the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to this Agreement) or for any other Affiliate of the Company, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 (or its successor rule under the Securities Act) transaction, or (iii) a registration on any registration form that does not permit secondary sales (such as Form S-4 or S-8) the Company will:

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                (a)     at least five (5) business days prior to filing any such
                        registration statement under the 1933 Act, give to each Holder written notice thereof; and

                (b) use its best reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within five (5) days after the written notice from the Company described in clause (A) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities. Piggyback registration rights shall be afforded to such Holders in accordance with the priorities set forth in Section 2(c)(iv) hereof.

        (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(c)(i). In such event, the right of any Holder to registration pursuant to this
Section 2(c) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form for offerings of the type proposed with the representative of the underwriter or underwriters selected by the Company.

        (iii) Notwithstanding any other provision of this Section 2(c), if the managing underwriter(s) advises the Company in writing that marketing factors require a limitation on the number of Shares to be underwritten, the managing underwriter(s) may limit the number of Registrable Securities to be included in the registration and underwriting in accordance with Section 2(c)(iv) hereof; PROVIDED, HOWEVER, that to the extent the Company proposed the underwriting, the Company shall have first priority to have all of its securities included in such underwriting without cutback and the rest of the underwriting shall be allocated pro rata among the selling shareholders (including the Holders); PROVIDED, FURTHER, to the extent any selling stockholder (including any Holder) demanded the underwriting, all selling stockholders shall have first priority to have all of their securities included in such underwriting (pro rata) without cutback, then all securities to be registered by the Company. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2(c)(iv) hereof.

        (iv) In any circumstance in which all of the Registrable Securities and other securities of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included due to

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marketing factors or other reasons, the following rules of priority shall apply:
(a)  the  Company  may  limit,   to  the  extent  so  advised  by  the  managing
underwriter(s), the amount of securities (including Registrable Securities) to be included in the registration by the Company's shareholders (including the Holders), or may exclude, to the extent so advised by the underwriter(s), such underwritten securities entirely from the registration. The Company shall so advise all holders of securities requesting registration, and, subject to the preceding sentence, the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter to the holders of Registrable Securities and Other Shares electing to include shares in the registration on a pro rata basis. If any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described
procedure,   the  remaining  portion  of  such  person's   allocation  shall  be
reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include Shares held by shareholders with no registration rights or to include any Shares issued to employees, officers, directors, or consultants pursuant to any of the Company's employee stock option plans.

        d. SUBSTITUTE REGISTRATION. If the Resale Registration Statement to be filed by the Company as provided in Section 2(a) shall be filed on Form S-1, then the Company may, when it is so eligible, file a Resale Registration Statement on Form S-3, or such other "short form" as may then be available (the "Short Form Registration"), covering all of the remaining Registrable Shares covered by such Form S-1 and upon the effectiveness of the Short Form Registration, the Company may withdraw such Form S-1.

        e. RULE 415 CUT-BACKS. If the SEC does not declare the Registration Statement effective on or before the Required Effectiveness Date, or (b), if the SEC allows the Registration Statement to be declared effective at any time before or after the Required Effectiveness Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (a) or (b) is the SEC's determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that the Company may reduce, on a PRO RATA basis, the total number of Registrable Securities to be registered on behalf of each such Holder, and the failure to include such Registrable Securities in any Registration Statement shall not obligate the Company to pay any partial liquidated damages as described above.

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        3.      OBLIGATIONS OF THE COMPANY.

        In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                a. The Company shall prepare promptly, and file with the SEC not later than the Filing Date, a Resale Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Resale Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Resale Registration Statement effective pursuant to Rule 415 until the earlier of (i) the date on which all of the Registerable
Securities  have  been  sold and (ii)  the  date on which  all the  Registerable
Securities are saleable under Rule 144(k) promulgated under the 1933 Act (the "REGISTRATION PERIOD"), which Resale Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and the prospectus used in connection with the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities.

                c. The Company shall furnish the Holders (i) promptly (but in no event more than five (5) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Resale Registration Statement and any amendment thereto and each preliminary prospectus and prospectus and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will immediately notify each Holder by facsimile of the effectiveness of the Resale Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing the Resale Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than three (3) business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Resale Registration Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) business days) following receipt by the Company from the SEC of an order declaring the Resale Registration Statement effective. In the event of a breach by the Company of the provisions of this Section 3(c), the Company will be required to make payments pursuant to Section 2(b) hereof.

                d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities under such other securities or "blue sky" laws of such jurisdictions in the United States as the Holders who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such

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other  actions  as  may  be  necessary  to  maintain  such   registrations   and
qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                e. As promptly as practicable after becoming aware of such event, the Company shall notify each Holder of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Resale Registration Statement and/or the Derivative Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Resale Registration Statement the to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided that, for not more than sixty (60) consecutive trading days (or a total of not more than one hundred and twenty (120) trading days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "ALLOWED DELAY"); provided, further, that the Company shall promptly (i) notify the Holders in writing of the existence of (but in no event, without the prior written consent of the Holders, shall the Company disclose to such Holders any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Holders in writing to cease all sales under the Resale Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(e) with respect to the information giving rise thereto.

                f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Resale Registration Statement and/or the Derivative Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                g. The Company shall permit a single firm or counsel designated by the Holders to review the Resale Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The sections of the Resale Registration Statement covering information with respect to the Holders, the Holder's beneficial ownership of securities of the Company or the Holders intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Holders.

                h. The Company shall hold in confidence and not make any disclosure of information concerning any Holders provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such

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information is necessary to avoid or correct a  misstatement  or omission in any
Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Buyer prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                i. The Company shall cause all the Registrable Securities covered by the Resale Registration Statement to be listed on each national securities exchange or Nasdaq trading market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or market, as the case may be.

                j.      The  Company   shall   provide  a  transfer   agent  and
registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Resale Registration Statement.

                k. The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Resale Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, or the Holders may reasonably request and registered in such names as the Holders may request, and, within three (3) business days after the Resale Registration Statement is effective, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) an instruction and an opinion of such counsel.

                l. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and any prospectus used in connection with the Resale Registration Statement as may be necessary in order to change the plan of distribution set forth in such Resale Registration Statement.

        4.      OBLIGATIONS OF THE HOLDERS.

        In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

                a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company, in writing, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Resale Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder.

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                b.      Each  Holder,   by  such  Holder's   acceptance  of  the
Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Resale Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from the Resale Registration Statements.

                c. In the event Holders holding a majority-in-interest of the Registrable Securities determine to engage the services of an underwriter, each Holder agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from the Resale Registration Statement.

                d. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Holders will immediately discontinue disposition of Registrable Securities pursuant to the Resale Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3(e) or 3(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                e. The Company shall provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Resale
Registration Statement not later than the effectiveness of such Resale Registration Statement.

        5.      EXPENSES OF REGISTRATION.

        All  reasonable   expenses,   other  than  underwriting   discounts  and
commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, all SEC, stock exchange, NASD and other registration, listing and filing fees, all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), the fees and disbursements of counsel for the Company, in connection with an underwritten offering only, the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company and, in connection with an underwritten offering only, the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer and the reasonable fees and disbursements of one counsel selected by the Holders pursuant to Sections 2(b) and 3(g) hereof shall be borne by the Company provided, however, the fees of such counsel shall not exceed $10,000 for each Resale Registration Statement filed by the Company pursuant to terms hereof.

        6.      INDEMNIFICATION.

        In the event any Registrable Securities are included in the Resale Registration Statement under this Agreement:

                a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Holder who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Holder, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Resale Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Resale Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration
Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

                b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Resale Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Holder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and subject to
Section 6(c) such Holder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Holder shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to the Resale Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to
Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Holders holding a majority-in-interest of the Registrable Securities included in the Resale Registration Statement to which the Claim relates (with the approval of a
majority-in-interest   of  the   Holders),   if  the  Holders  are  entitled  to
indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

        7.      CONTRIBUTION.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

        8.      REPORTS UNDER THE 1934 ACT.

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("RULE 144") once it is subject to the reporting requirements of the 1934 Act, the Company agrees to:

                a. make and keep public information available, as those terms are understood and defined in Rule 144;

                b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                c. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

        9.      AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Holders who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder and the Company.

        10.     MISCELLANEOUS.

                a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such
Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                        If to the Company:

                        Enthrust Financial Services, Inc.
                        c/o Rodman & Renshaw, LLC
                        1270 Avenue of the Americas, 16th Floor
                        New York, NY 10020
                        Attention: Thomas Pinou, Chief Financial Officer
                        Facsimile:  (212) 356-0532

                        With copy to:

                        Morse, Zelnick, Rose & Lander, LLP
                        405 Park Avenue
                        New York, New York 10022
                        Attention: Kenneth Rose, Esq.
                        Facsimile:  (212) 838-9190

        If to any Holders: to the address set forth immediately below such Buyer's name on the signature pages to the Subscription Agreement.

                c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                d. CHOICE OF LAW; CONSENT TO JURISDICTION. This Agreement shall be enforced, governed and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of New York. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, County of New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party hereto by sending or delivering a copy of the process to the party to be served at the address for each respective party provided for herein. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                e. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                f. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                g. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                h. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                i. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                k. Except as otherwise provided herein, all consents and other determinations to be made by the Holders pursuant to this Agreement shall be made by Holders holding a majority of the Registrable Securities, determined as if all of the Debentures then outstanding have been converted into Registrable Securities.

        IN WITNESS WHEREOF, the Company and the undersigned Holders have caused this Agreement to be duly executed as of the date first above written.

        ENTHRUST FINANCIAL SERVICES, INC.

        BY: _________________________
              JOHN J. BORER, III
              CHIEF EXECUTIVE OFFICER

        [HOLDERS]

        ____________________________

        ____________________________

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION

        We are registering the shares of Common Stock issued pursuant to the Exchange Agreement and the shares of Common Stock issuable upon exercise of the Warrants issued pursuant to the Exchange Agreement to permit the resale of these shares of Common Stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

        The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

        o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

        o  in the over-the-counter market;

        o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

        o through the writing of options, whether such options are listed on an options exchange or otherwise;

        o  ordinary  brokerage   transactions  and  transactions  in  which  the
           broker-dealer solicits purchasers;

        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o  purchases  by  a  broker-dealer   as  principal  and  resale  by  the
           broker-dealer for its account;

        o an exchange distribution in accordance with the rules of the applicable exchange;

        o  privately negotiated transactions;

        o  short sales;

        o  sales pursuant to Rule 144;

        o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

        o  a combination of any such methods of sale; and

        o  any other method permitted pursuant to applicable law.

        If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved); provided that the commissions payable to, or discounts received by, any member of the National Securities Dealers Association, Inc. shall not exceed 8% of the sale of any shares of Common Stock being registered pursuant to Rule 415. In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. The maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than eight percent (8.0%) for the sale of any securities registered pursuant to this registration statement. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities in respect of the shares of Common Stock.

        We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreements, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; PROVIDED, HOWEVER, that a selling stockholder will pay all underwriting discounts  and  selling  commissions,  if any.  We will  indemnify  the  selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.